Exhibit 5.1

May 7, 2014

Cache, Inc.

256 West 38th Street

New York, New York 10018

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cache, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3, File No. 333-195501, as amended from time to time (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the anticipated issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) to purchase up to 7,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Rights Shares”) at a price of $2.00 per share (the “Subscription Price”) as described in the prospectus (the “Prospectus”) forming a part of the Registration Statement.  This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the Registration Statement and such other records, instruments and documents as we have deemed advisable in order to render this opinion. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.  As to any factual matter relevant to the opinions expressed herein, we have relied solely upon the information described above, and have made no independent investigation or verification of any such factual matters.

On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

1.                                    The issuance of the Rights has been duly authorized and, when the Rights are issued to holders of Common Stock as contemplated in the Registration Statement, such Rights will be validly issued and, when exercised by the holders thereof in accordance with their terms, will be fully enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.                                    The issuance and sale of the Rights Shares, upon exercise of the Rights, has been duly authorized and approved and, when issued upon the exercise of the Rights in accordance with their terms as described in the Registration Statement, including the payment of the Subscription Price, the Rights Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the specific matters expressly set forth herein, and no opinion should be inferred as to any other matters. We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you with respect to any changes in such laws, rules, regulations or judicial decisions that may occur after the date of this opinion.

This opinion letter is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP